                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  June 30, 2003
                                  -------------
                Date of Report (Date of earliest event reported)

                           OCEANIC EXPLORATION COMPANY
                           ---------------------------
             (Exact name of Registrant as specified in its charter)




         Delaware                       0-6540                  84-0591071
         --------                       ------                  ----------
(State or other jurisdiction    (Commission File Number)   (IRS Employer ID No.)
     of Incorporation)

          7800 East Dorado Place, Suite 250, Englewood, Colorado 80111
          ------------------------------------------------------------
          (Address of principal executive offices)          (zip code)

                                 (303) 220-8330
                                 --------------
                         (Registrant's telephone number,
                              including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 30, 2003, Oceanic Exploration Company ("Oceanic") sold the assets comprising its Alliance Staffing Division, dba Alliance Employment Solutions ("Alliance") to Cordillera Corporation ("Cordillera"). The assets sold include all furniture and equipment used by Alliance as well as Alliance's accounts receivable, customer contracts, trade name and other intangibles. At the closing, Cordillera paid approximately $495,000 in cash for the purchase of Alliance, valued at the net book value of Alliance at the close of business on June 30, 2003. Cordillera is obligated to pay additional amounts to Oceanic calculated as 25% of Alliance's cumulative after-tax earnings through the period ending June 30, 2005. A combined federal and state income tax rate of 40% is assumed for the after-tax calculation.

         Cordillera is a related company having some common elements of control with Oceanic. Cordillera is principally owned by Tenaya Corporation which is controlled by Mr. James Neal Blue. Mr. Blue also serves as chairman of the Board of Directors and as president of Cordillera. In addition, Mr. Blue serves as chairman of the Board of Directors of Oceanic and is an "interested director" with respect to the sale of assets from Oceanic to Cordillera. Other Oceanic Board members who may be deemed to be "interested directors" due to their relationships with Mr. Blue and Mr. Blue's affiliates are Mr. Charles N. Haas and Dr. John L. Redmond.

         The sale was approved at a special meeting of the Board of Directors of Oceanic on June 16, 2003. All of Oceanic's directors who are not "interested directors" approved the sale after a review of the ongoing financial losses of Alliance and its negative impact on Oceanic's cash flow.

         A copy of the Agreement of Purchase and Sale of Assets is attached hereto as Exhibit 1.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements

         Not applicable

(b) Unaudited Pro Forma Consolidated Financial Information to be filed on Form 8ka on or before September 15, 2003.


(c)      Exhibits

         1.    Agreement of Purchase and Sale of Assets

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               OCEANIC EXPLORATION COMPANY

                                               By: /s/ Charles N. Haas
                                                   -----------------------------
                                                   Charles N. Haas
                                                   President

                                 EXHIBIT INDEX

Exhibit No.                       Description
-----------                       -----------
    1.            Agreement of Purchase and Sale of Assets